Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Natural Gas Services Group, Inc.
Midland, Texas

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Natural Gas Services Group, Inc., of our report dated March 18, 2022, relating to the consolidated financial statements of Natural Gas Services Group, Inc. (the “Company”), appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2021, filed with the Securities and Exchange Commission.

/s/ Moss Adams, LLP

Dallas, Texas
July 12, 2022